                                                                    EXHIBIT 12.1


               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                     Year Ended December 31,             Nine Months Ended
                                          --------------------------------------------     September 30,
                                                                                         -----------------
                                           1998      1997      1996     1995     1994     1999      1998
                                          -------   -------   ------   ------   ------   -------   -------
Earnings:
Earnings before income taxes and
  extraordinary item                      175,134    85,603   48,226   11,482   17,966   103,958   132,460
Fixed charges                              37,346    30,786   28,460   22,970   23,955    27,836    23,924
                                          -------   -------   ------   ------   ------   -------   -------
                                          212,480   116,389   76,686   34,452   41,921   131,794   156,384
                                          =======   =======   ======   ======   ======   =======   =======

Fixed Charges:
Interest expense and amortization
  of debt discount and debt
  issuance costs                           17,781    12,948   11,590   10,137    9,078    11,637     9,414
Interest component of rent expense         19,565    17,838   16,870   12,833   14,877    16,199    14,510
                                          -------   -------   ------   ------   ------   -------   -------
                                           37,346    30,786   28,460   22,970   23,955    27,836    23,924
                                          =======   =======   ======   ======   ======   =======   =======
  Ratio of earnings to fixed charges          5.7       3.8      2.7      1.5      1.7       4.7       6.5
                                          =======   =======   ======   ======   ======   =======   =======
